Exhibit 99.1

News Release	TRW Automotive
12001 Tech Center Drive
Livonia, MI 48150

Investor Relations Contact:
Mark Oswald
(734) 855-3140

Media Contact:
Colleen Hanley
(734) 855-2610

TRW Reports Second Quarter and First Half 2014 Financial Results

LIVONIA, MICHIGAN, July 29, 2014 — TRW Automotive Holdings Corp. (NYSE: TRW), the global leader in active and passive safety systems, today reported second quarter 2014 financial results with sales of $4.6 billion, an increase of 2% compared to the prior year period (up 8% excluding the effect of businesses exited).  The Company reported GAAP second quarter net earnings of $265 million or $2.27 per diluted share, which compares to net earnings of $248 million or $1.99 per diluted share in the prior year period.

Excluding special items from the Company’s current and prior year quarterly results, the Company reported second quarter 2014 net earnings of $270 million, or $2.32 per diluted share, an increase of 15% compared to last year’s second quarter earnings of $2.02 per diluted share.

“TRW’s second quarter results reflect the Company’s focus and ability to capitalize on increasing global demand for its active and passive safety technologies,” said John C. Plant, Chairman and Chief Executive Officer.  “TRW is well positioned to reach its full year goals given the Company’s strong operating performance achieved through the first half of 2014.”

Second Quarter 2014

The Company reported second quarter 2014 sales of $4.6 billion, an increase of $79 million from the prior year period.  The higher level of sales was driven by increasing demand for TRW’s active and passive safety technologies, higher vehicle production volumes in the Company’s major markets, and the positive impact of currency movements between the two periods, partially offset by the negative impact related to exiting certain businesses within the Company’s North American brake component and assembly operations.

The Company’s second quarter 2014 operating income was $383 million, compared with $385 million in the 2013 period.  Both the 2014 and 2013 periods included restructuring charges totaling $6 million and $1 million, respectively.  Excluding these charges, operating income for the second quarter was $389 million (margin of 8.5%), which compares to $386 million (margin of 8.6%) in the prior year period.  The year-to-year increase in profit was primarily driven by the higher level of sales, partially offset by planned increases in costs to support future growth.

Net interest expense for the second quarter of 2014 totaled $26 million, which compares to $34 million in the 2013 period.  In addition, a net loss on retirement of debt totaling $5 million was recognized in the second quarter of 2013.

Tax expense for the second quarter of 2014 was $92 million, which compares to a tax expense of $97 million in the prior year period.  The 2014 period included a $1 million net tax benefit related to restructuring actions, compared to the 2013 period which included a net tax benefit of $2 million related to debt retirement.

The Company reported 2014 second quarter GAAP net earnings of $265 million, or $2.27 per diluted share, which compares to GAAP net earnings of $248 million, or $1.99 per diluted share in the 2013 period.

Excluding special items, the Company reported second quarter 2014 net earnings of $270 million, or $2.32 per diluted share, an increase of 15% compared to last year’s second quarter earnings of $2.02 per diluted share.

Earnings before interest, taxes, depreciation and amortization and special items (“adjusted EBITDA”) were $500 million in the second quarter of 2014, compared to the prior year level of $492 million.  See page A6 for a description of the special items excluded in calculating adjusted EBITDA.

First Half 2014

The Company reported first half 2014 sales of $9.0 billion, an increase of $308 million compared to prior year sales.  The higher level of sales was driven by increasing demand for TRW’s innovative technologies, higher vehicle production volumes and the positive impact of currency movements between the two periods, partially offset by the negative impact related to exiting certain businesses within the Company’s North American brake component and assembly operations.

For the first half of 2014, the Company reported operating income of $691 million which compares to $638 million of operating income in the prior year period.  Both the 2014 and 2013 periods included restructuring and asset impairment charges totaling $26 million and $38 million, respectively.  Excluding these items from both periods, the Company reported operating income of $717 million (margin of 7.9%) in the 2014 period, which compares to $676 million (margin of 7.7%) in the prior year.  The positive contribution from the higher level of sales was partially offset by planned increases in costs to support future growth.

Net interest expense for the first half of 2014 totaled $57 million, which compares to $64 million in the prior year period.  In addition, the 2013 period included a net loss on retirement of debt totaling $5 million.

First half 2014 tax expense was $170 million, which compares to $159 million in the prior year.  Excluding the tax benefits related to the special items previously noted in both periods, tax expense was $175 million and $171 million in the first half of 2014 and the first half of 2013, respectively.

The Company reported first half 2014 GAAP net earnings of $464 million, or $3.95 per diluted share, which compares to GAAP net earnings of $410 million, or $3.28 per diluted share in the prior year period.

Excluding special items, the Company reported net earnings of $485 million in the first half of 2014, or $4.12 per diluted share, an increase of 17% compared to last year’s first half earnings of $3.52 per diluted share.

Adjusted EBITDA totaled $937 million in first half 2014, compared to $888 million in the prior year period.  See page A6 for a description of the special items excluded in calculating adjusted EBITDA.

Cash Flow and Capital Structure

Second quarter 2014 net cash flow provided by operating activities was $257 million, which compares to $271 million in the second quarter of 2013.  Capital expenditures were $131 million in the current quarter compared to $167 million last year.  Second quarter free cash flow (cash flow from operating activities less capital expenditures) was $126 million, compared to $104 million in the prior year quarter.

For the six month period ended June 27, 2014, net cash provided by operating activities was $74 million, which compares to $93 million in the first half of 2013.  First half capital expenditures were $236 million, compared to $271 million in 2013.  Free cash flow was an outflow of $162 million, compared to an outflow of $178 million for the same period last year.

During the first half of 2014, TRW used $400 million of cash to initially repurchase 3.9 million shares of its common stock through an accelerated share repurchase agreement.  The agreement, as previously disclosed, is expected to be completed by the end of the third quarter 2014.

As of June 27, 2014, the Company had $1,892 million of debt and $931 million of cash and cash equivalents, resulting in net debt (defined as debt less cash and cash equivalents) of $961 million.  The $222 million decrease in total gross debt compared to year end 2013 primarily reflects $469 million of face value bond debt that matured during the first quarter, partially offset by an increase in borrowings under short-term uncommitted lines of credit.

2014 Outlook

TRW expects full year industry production volumes to total 17.0 million units in North America and 19.9 million units in Europe.  Within the forecast for Europe, normal seasonality is expected to place modest downward pressure on vehicle production in the near-term despite continuing signs the industry in the region appears to be headed in the right direction.  Outside North America and Europe, the Company continues to expect expansion in vehicle production volumes in China whereas Brazil remains challenged by negative economic conditions.  Based on these production levels, the Company’s first half performance and expectations for foreign currency exchange rates, full year 2014 sales are expected to range between $17.5 billion and $17.7 billion, with third quarter sales expected to be approximately $4.2 billion.

Second Quarter 2014 Conference Call

The Company will host its second quarter conference call at 8:30 a.m. (Eastern time) today, Tuesday, July 29th, to discuss financial results and other related matters.  To participate in the conference call, please dial (877) 852-7898 for U.S. locations, or (706) 634-1095 for international locations.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will be accessible afterward for approximately two weeks.  To access the replay, U.S. locations should dial (855) 859-2056, and locations outside the U.S. should dial (404) 537-3406. The replay code is 66704166.  A live audio webcast and replay of the conference call will also be available on the Company’s website at www.trw.com.

Reconciliation to GAAP

In addition to GAAP results included within this press release, the Company has provided certain information which is not calculated according to GAAP (“non-GAAP”), such as net earnings, operating income and margin, and diluted earnings per share each excluding special items; adjusted EBITDA; and free cash flow.  Management uses these non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods.  Management believes that investors will likewise find these non-GAAP measures useful in evaluating such performance.  Such measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies.  For a reconciliation of non-GAAP measures to the most comparable GAAP financial measure and for share amounts used to derive earnings per share, please see the financial schedules that accompany this release.

About TRW

With 2013 sales of $17.4 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 24 countries and employs approximately 65,000 people worldwide.  TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services.  All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated.  TRW Automotive news is available on the internet at www.trw.com.

Forward-Looking Statements

This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  We caution readers not to place undue reliance on these statements, which speak only as of the date hereof.  There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements, including those set forth in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2013 and our report on Form 10-Q for the fiscal quarter ended March 28, 2014, including: economic conditions adversely affecting our business, results or the viability of our supply base; risks associated with non-U.S. operations, including economic and political uncertainty in some regions, adversely affecting our business, results or financial condition; the unsuccessful implementation of our current expansion efforts adversely impacting our business or results; any developments related to antitrust investigations adversely affecting our financial condition, results, cash flows or reputation; pricing pressures from our customers adversely affecting our profitability; global competition adversely affecting our sales, profitability or financial condition; any disruption in our information technology systems adversely impacting our business and operations; any shortage of supplies causing a production disruption for any customers or us; the loss of any of our largest customers or a significant amount of their business, or a significant decline in their production levels, adversely affecting us; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; our contingent liabilities and tax matters causing us to incur losses or costs; any inability to protect our intellectual property rights adversely affecting our business or our competitive position; commodity inflationary pressures adversely affecting our profitability or supply base; costs or adverse effects on our business, reputation or results from governmental regulations; work stoppages or other labor issues at our facilities or those of our customers or others in our supply chain adversely affecting our business, results or financial condition; any increase in the expense of our pension and other postretirement benefits or the funding requirements of our pension plans reducing our profitability; and other risks and uncertainties set forth in our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission.  We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

# # #

TRW Automotive Holdings Corp.

Index of Condensed Consolidated Financial Information

Page

Consolidated Statements of Earnings (unaudited) for the three months ended June 27, 2014 and June 28, 2013	A2

Consolidated Statements of Earnings (unaudited) for the six months ended June 27, 2014 and June 28, 2013	A3

Condensed Consolidated Balance Sheets as of June 27, 2014 (unaudited) and December 31, 2013	A4

Condensed Consolidated Statements of Cash Flows (unaudited) for the six months ended June 27, 2014 and June 28, 2013	A5

Reconciliation of Non-GAAP Financial Measures (unaudited) for the three and six months ended June 27, 2014 and June 28, 2013	A6

Reconciliation of GAAP Net Earnings to Adjusted Earnings (unaudited):

• For the three months ended June 27, 2014	A7

• For the six months ended June 27, 2014	A8

• For the three months ended June 28, 2013	A9

• For the six months ended June 28, 2013	A10

The accompanying unaudited condensed consolidated financial information and reconciliation schedules should be read in conjunction with the TRW Automotive Holdings Corp. Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the period ended March 28, 2014 which was filed with the United States Securities and Exchange Commission.

A1

TRW Automotive Holdings Corp.

Consolidated Statements of Earnings

(Unaudited)

	Three Months Ended
(In millions, except per share amounts)	June 27, 2014	June 28, 2013

Sales	$4,593	$4,514
Cost of sales	4,026	3,983
Gross profit	567	531
Administrative and selling expenses	169	147
Restructuring charges and asset impairments	6	1
Other expense (income) — net	9	(2)
Operating income	383	385
Interest expense — net	26	34
Loss on retirement of debt — net	—	5
Equity in earnings of affiliates, net of tax	(10)	(11)
Earnings before income taxes	367	357
Income tax expense	92	97
Net earnings	275	260
Less: Net earnings attributable to noncontrolling interest, net of tax	10	12
Net earnings attributable to TRW	$265	$248

Basic earnings per share:
Earnings per share	$2.39	$2.09
Weighted average shares outstanding	110.8	118.9

Diluted earnings per share:
Earnings per share	$2.27	$1.99
Weighted average shares outstanding	117.4	125.8

A2

TRW Automotive Holdings Corp.

Consolidated Statements of Earnings

(Unaudited)

	Six Months Ended
(In millions, except per share amounts)	June 27, 2014	June 28, 2013

Sales	$9,035	$8,727
Cost of sales	7,968	7,769
Gross profit	1,067	958
Administrative and selling expenses	335	288
Restructuring charges and asset impairments	26	38
Other expense (income) — net	15	(6)
Operating income	691	638
Interest expense — net	57	64
Loss on retirement of debt — net	—	5
Equity in earnings of affiliates, net of tax	(20)	(23)
Earnings before income taxes	654	592
Income tax expense	170	159
Net earnings	484	433
Less: Net earnings attributable to noncontrolling interest, net of tax	20	23
Net earnings attributable to TRW	$464	$410

Basic earnings per share:
Earnings per share	$4.14	$3.44
Weighted average shares outstanding	112.0	119.2

Diluted earnings per share:
Earnings per share	$3.95	$3.28
Weighted average shares outstanding	118.6	126.3

A3

TRW Automotive Holdings Corp.

Condensed Consolidated Balance Sheets

	As of
	June 27,	December 31,
(Dollars in millions)	2014	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$931	$1,729
Accounts receivable — net	3,078	2,478
Inventories	1,119	1,019
Prepaid expenses and other current assets	473	402
Total current assets	5,601	5,628

Property, plant and equipment — net	2,734	2,718
Goodwill	1,759	1,760
Intangible assets — net	289	292
Pension assets	1,189	1,059
Other assets	861	795
Total assets	$12,433	$12,252

Liabilities and Equity
Current liabilities:
Short-term debt	$406	$159
Current portion of long-term debt	37	482
Trade accounts payable	2,729	2,597
Accrued compensation	277	285
Other current liabilities	1,308	1,232
Total current liabilities	4,757	4,755

Long-term debt	1,449	1,473
Postretirement benefits other than pensions	369	375
Pension benefits	654	676
Other long-term liabilities	665	577
Total liabilities	7,894	7,856

Commitments and contingencies

Stockholders’ equity:
Capital stock	1	1
Paid-in-capital	1,641	1,715
Retained earnings	3,002	2,858
Accumulated other comprehensive losses	(320)	(380)
Total TRW stockholders’ equity	4,324	4,194
Noncontrolling interest	215	202
Total equity	4,539	4,396
Total liabilities and equity	$12,433	$12,252

A4

TRW Automotive Holdings Corp.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 27,	June 28,
(Dollars in millions)	2014	2013

Operating Activities
Net earnings	$484	$433
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	220	212
Net pension and other postretirement benefits income and contributions	(112)	(138)
Loss on retirement of debt — net	—	5
Asset impairments	12	—
Deferred income taxes	76	82
Other — net	8	25
Changes in assets and liabilities:
Accounts receivable — net	(619)	(723)
Inventories	(103)	(49)
Trade accounts payable	148	216
Prepaid expenses and other assets	(117)	(22)
Other liabilities	77	52
Net cash provided by operating activities	74	93

Investing Activities
Capital expenditures, including other intangible assets	(236)	(271)
Investment in non-consolidated joint venture assets	(6)	—
Net cash used in investing activities	(242)	(271)

Financing Activities
Change in short-term debt	251	20
Proceeds from issuance of long-term debt, net of fees	—	482
Redemption of long-term debt	(475)	(120)
Proceeds from exercise of stock options	2	19
Repurchase of capital stock	(400)	(200)
Dividends paid to noncontrolling interest	(3)	(15)
Net cash (used in) provided by financing activities	(625)	186
Effect of exchange rate changes on cash	(5)	(17)
Decrease in cash and cash equivalents	(798)	(9)
Cash and cash equivalents at beginning of period	1,729	1,223
Cash and cash equivalents at end of period	$931	$1,214

A5

TRW Automotive Holdings Corp.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA, Adjusted EBITDA and free cash flow are not recognized terms under GAAP and do not purport to be alternatives to the most comparable GAAP amounts.  Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.

EBITDA and Adjusted EBITDA

EBITDA as calculated below is a measure used by management to evaluate the operating performance of the Company and its business segments and to forecast future periods.  Adjusted EBITDA is defined as EBITDA excluding restructuring charges, asset impairments, loss on retirement of debt-net and other significant special items.  Management uses Adjusted EBITDA to evaluate the performance of ongoing operations separate from items that may have a disproportionate impact in any particular period.  EBITDA and Adjusted EBITDA are frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

EBITDA and Adjusted EBITDA do not purport to be alternatives to net earnings as an indicator of operating performance, nor to cash flows from operating activities as a measure of liquidity.  Additionally, neither is intended to be a measure of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
(Dollars in millions)	2014	2013	2014	2013

GAAP net earnings attributable to TRW	$265	$248	$464	$410
Income tax expense	92	97	170	159
Interest expense - net	26	34	57	64
Depreciation and amortization	111	107	220	212
EBITDA	494	486	911	845

Restructuring charges and asset impairments	6	1	26	38
Loss on retirement of debt - net	—	5	—	5
Adjusted EBITDA	$500	$492	$937	$888

Free Cash Flow

Free cash flow represents net cash provided by operating activities less capital expenditures, and is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods.  However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures.

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
(Dollars in millions)	2014	2013	2014	2013

Cash flow provided by operating activities	$257	$271	$74	$93
Capital expenditures	(131)	(167)	(236)	(271)
Free cash flow	$126	$104	$(162)	$(178)

A6

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

	Three Months			Three Months
	Ended			Ended
	June 27, 2014			June 27, 2014
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Operating income	$383	$6	(a)	$389
Interest expense — net	26	—		26
Equity in earnings of affiliates, net of tax	(10)	—		(10)
Earnings before income taxes	367	6		373
Income tax expense	92	1	(b)	93
Net earnings	275	5		280
Less: Net earnings attributable to noncontrolling interest, net of tax	10	—		10
Net earnings attributable to TRW	$265	$5		$270

Basic earnings per share:
Earnings per share	$2.39			$2.44
Weighted average shares outstanding	110.8			110.8

Diluted earnings per share:
Earnings per share	$2.27			$2.32
Weighted average shares outstanding	117.4			117.4

(a)         Represents the elimination of restructuring charges of $6 million related to severance and other charges.

(b)         Represents the elimination of the income tax impact of the above adjustment, by calculating the income tax impact using the appropriate tax rate for the jurisdiction where the charges were incurred.

A7

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

	Six Months Ended			Six Months Ended
	June 27, 2014			June 27, 2014
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Operating income	$691	$26	(a)	$717
Interest expense — net	57	—		57
Equity in earnings of affiliates, net of tax	(20)	—		(20)
Earnings before income taxes	654	26		680
Income tax expense	170	5	(b)	175
Net earnings	484	21		505
Less: Net earnings attributable to noncontrolling interest, net of tax	20	—		20
Net earnings attributable to TRW	$464	$21		$485

Basic earnings per share:
Earnings per share	$4.14			$4.33
Weighted average shares outstanding	112.0			112.0

Diluted earnings per share:
Earnings per share	$3.95			$4.12
Weighted average shares outstanding	118.6			118.6

(a)         Represents the elimination of:

(i)             Restructuring charges of $14 million related to severance and other charges, and

(ii)          Asset impairment charges of $12 million.

(b)         Represents the elimination of the income tax impact of the above adjustments, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A8

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

	Three Months			Three Months
	Ended			Ended
	June 28, 2013			June 28, 2013
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Operating income	$385	$1	(a)	$386
Interest expense — net	34	—		34
Loss on retirement of debt — net	5	(5	)(b)	—
Equity in earnings of affiliates, net of tax	(11)	—		(11)
Earnings before income taxes	357	6		363
Income tax expense	97	2	(c)	99
Net earnings	260	4		264
Less: Net earnings attributable to noncontrolling interest, net of tax	12	—		12
Net earnings attributable to TRW	$248	$4		$252

Basic earnings per share:
Earnings per share	$2.09			$2.12
Weighted average shares outstanding	118.9			118.9

Diluted earnings per share:
Earnings per share	$1.99			$2.02
Weighted average shares outstanding	125.8			125.8

(a)         Represents the elimination of restructuring charges of $1 million related to severance and other charges.

(b)         Represents the elimination of the loss on retirement of debt.

(c)          Represents the elimination of the income tax impact of the above adjustments, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A9

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

	Six Months Ended			Six Months Ended
	June 28, 2013			June 28, 2013
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Operating income	$638	$38	(a)	$676
Interest expense — net	64	—		64
Loss on retirement of debt — net	5	(5	)(b)	—
Equity in earnings of affiliates, net of tax	(23)	—		(23)
Earnings before income taxes	592	43		635
Income tax expense	159	12	(c)	171
Net earnings	433	31		464
Less: Net earnings attributable to noncontrolling interest, net of tax	23	—		23
Net earnings attributable to TRW	$410	$31		$441

Basic earnings per share:
Earnings per share	$3.44			$3.70
Weighted average shares outstanding	119.2			119.2

Diluted earnings per share:
Earnings per share	$3.28			$3.52
Weighted average shares outstanding	126.3			126.3

(a)         Represents the elimination of restructuring charges of $38 million related to severance and other charges.

(b)         Represents the elimination of the loss on retirement of debt.

(c)          Represents the elimination of the income tax impact of the above adjustments, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A10